SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                               June 16, 2000
                     ---------------------------------
                     (Date of earliest event reported)

                                 SWWT, Inc.
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           (Exact name of Registrant as specified in its charter

   Delaware                      0-25942                      84-1167603
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   (State of              (Commission File No.)             (IRS Employer
   Incorporation)                                        Identification No.)


  c/o Oscar Capital Management,
  900 Third Ave, 2nd Floor, New York, NY                         10022
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         (Address of principal executive offices)             (zip code)


                               (212) 610-2700
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            (Registrant's telephone number, including area code)


                3492 W. 109th Circle, Westminster, CO 80030

       (Former name or former address, if changed since last report)




Item 4.     Change in Registrant's Certifying Accountant.


      On May 9, 2000, the Board of Directors of SWWT, Inc. (the "Company") authorized the appointment of the firm of Ernst & Young LLP ("E&Y") as the Company's auditor, to replace the firm of Arthur Andersen LLP ("Andersen"), which served in that position until it was replaced in connection with the appointment of E&Y. The Board submitted such authorization for the approval of the stockholders of the Company. Pursuant to written consents (received by the Company between May 9, 2000 and June 16, 2000) received from holders representing 757,772 shares of Series B Preferred Stock, par value $.0001 per share ("Series B Preferred Stock"), and 1,866,603 shares of Common Stock, par value $.001 per share ("Common Stock"), together representing approximately 98% of the issued and outstanding shares of Common Stock and issued and outstanding shares of Series B Preferred Stock voting as a single class, the stockholders of the Company have approved and ratified this appointment.

      The change in auditors was made by the Company as a result of the merger (the "Merger") of the Company's wholly owned subsidiary, ENWC Acquisition, Inc. ("ENWC"), a Delaware corporation, with E-Newco, Inc., a Delaware corporation ("E-Newco"), pursuant to a merger agreement, dated as of April 14, 2000, among the Company, ENWC and E-Newco (the "Merger Agreement"), which Merger was completed on April 24, 2000. In the Merger, the stockholders of E-Newco obtained voting control over the Company. The Merger was accounted for as a purchase of the Company by E-Newco in a "reverse acquisition" because the stockholders of the Company prior to the Merger do not have voting control of the combined entity after the Merger. In a reverse acquisition, the accounting treatment differs from the legal form of the transaction, as the continuing legal parent company, the Company, is not assumed to be the acquiror and the financial statements of the combined entity are those of the accounting acquiror (E-Newco), including any comparative prior year financial statements presented by the combined entity after the business combination. Accordingly, the Board of Directors of the Company believed it to be appropriate to engage E&Y, E-Newco's pre-Merger auditor, to serve as auditor for the Company after the Merger.

      The change in auditors did not arise from any disagreement during the Company's two most recent fiscal years and the subsequent interim period with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreement in any of its reports. The financial statements audited by Andersen in the past two years have not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.


Item 7:   Financial Statements, Pro Forma Financial
          Information and Exhibits.


     (c)  Exhibits

            16    Letter of Arthur Andersen LLP.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SWWT, INC.


                              /s/ JON V. DIAMOND
                              ------------------
                              Name: Jon V. Diamond
                              Title: President

Dated: June 19, 2000